AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No.1 to the Registration Rights Agreement (this “Amendment”) is made and entered into as of December 16, 2010, by and among GSME Acquisition Partners I., a Cayman Islands company (“GSME”), and the undersigned parties listed under Investor on the signature page to this Amendment (the “Investors” and, together with GSME, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Registration Rights Agreement dated as of November 19, 2009 (the “Registration Rights Agreement”);

WHEREAS, the Parties wish to clarify that certain rights granted to the Investors under the Registration Rights Agreement do not conflict with rights subsequently granted by GSME to certain of its shareholders (“New Investors”) in connection with the consummation of that certain Amended and Restated Agreement and Plan of Reorganization, dated as of September 13, 2010, as amended on December 9, 2010, among GSME, GSME Acquisition Partners I Sub Limited, Plastec International Holdings Limited and the New Investors;

WHEREAS, pursuant to Section 6.7 of the Registration Rights Agreement, no amendment of the Registration Rights Agreement will be effective unless in writing signed by Parent and the Investors; and

WHEREAS, the Parties wish to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Section 1 of the Registration Rights Agreement is hereby amended by adding the following definitions:

“New Registrable Securities” means the Registrable Securities covered by the New Registration Rights Agreement.

“New Registration Rights Agreement” means that certain Registration Rights Agreement dated December 16, 2010 by and among the Company and the investors identified therein.

2.            Section 2.1.4 of the Registration Rights Agreement is hereby amended by replacing it in its entirety with following:

Reduction of Offering. If (x) the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering or (y) the Staff of the Commission does not permit all of the Registrable Securities requested by the Demanding Holders, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, to be included in the Registration Statement filed for a Demand Registration (the maximum dollar amount or maximum number of shares, as applicable, that can be sold or registered in the Demand Registration are referred to herein as the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Ordinary Shares or other securities, if any, comprised of New Registrable Securities as to which registration has been requested pursuant to the applicable piggy-back rights contained in the New Registration Rights Agreement (pro rata in accordance with the number of shares which each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion, “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities registrable pursuant to the terms of the Unit Purchase Option to be issued to Cohen & Company Securities, LLC (“Cohen & Company”) or its designees in connection with the Company’s initial public offering on November 25, 2009 (the “Unit Purchase Option” and such registrable securities, the “Option Securities”) as to which "piggy-back" registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i),  (ii) and (iii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (iv) fifth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the Ordinary Shares or other securities that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

3.            Section 2.2.2 of the Registration Rights Agreement is hereby amended by replacing it in its entirety with the following:

Reduction of Offering. If (x) the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Ordinary Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, or (y) the Staff of the Commission does not permit all of the Registrable Securities requested by the Holders, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, to be included in the Registration Statement filed for the Piggy-Back Registration, then the Company shall include in any such registration:

a)           If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, New Registrable Securities and Option Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

b)           If the registration is a “demand” registration undertaken at the demand of holders of Option Securities, (A) first, the Ordinary Shares or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities and New Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof or the New Registration Rights Agreement, as applicable, and that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares;

c)           If the registration is a “demand” registration pursuant to the New Registration Rights Agreement, securities as provided therein; and

d)           If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, New Registrable Securities or Option Securities, then (A) first, the Ordinary Shares or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the Ordinary Shares or other securities comprised of Registrable Securities, Option Securities and New Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, of the Unit Purchase Option or of the New Registration Rights Agreement, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GSME ACQUISITION PARTNERS I

By:
Name:
Title:

INVESTORS:

MCK CAPITAL CO., LIMITED

By:
Jing Dong Gao

Eli D. Scher

Lawrence S. Wizel